EXHIBIT 99.2

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC
NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Venkat Kommineni, CFA	Michelle Layne
	443-285-5587	443-285-5452
	venkat.kommineni@copt.com	michelle.layne@copt.com

Corporate Office Properties Trust Announces Pricing of $300 Million of Exchangeable Senior Notes

COLUMBIA, MD (BUSINESS WIRE) September 7, 2023—Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced today that its operating partnership, Corporate Office Properties, L.P. (the “Operating Partnership”), has priced the previously announced offering of $300 million aggregate principal amount of its 5.25% Exchangeable Senior Notes due 2028 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership also granted the initial purchasers of the Notes an option to purchase, during a 13-day period beginning on, and including, the first date on which the Notes are issued, up to an additional $45 million aggregate principal amount of Notes. The sale of the Notes to the initial purchasers is expected to settle on September 12, 2023, subject to customary closing conditions, and is expected to result in $292.5 million in net proceeds to the Operating Partnership after deducting the initial purchasers’ discount but before deducting estimated offering expenses payable by the Operating Partnership (assuming no exercise of the initial purchasers’ option to purchase additional Notes).

The Notes will be the Operating Partnership's senior unsecured obligations and will pay interest semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024, at a rate of 5.25% per year. The Notes will mature on September 15, 2028, unless earlier exchanged, redeemed, or repurchased. The Company will fully and unconditionally guarantee the Notes on a senior unsecured basis.

The Notes will be exchangeable at an initial exchange rate of 33.3739 of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $29.96 per Common Share and an initial exchange premium of approximately 22.5% based on the closing price of $24.46 per Common Share on September 7, 2023). The exchange rate is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. The Notes will be exchangeable for cash up to the aggregate principal amount of the Notes to be exchanged and, in respect of the remainder of the exchange obligation, if any, in excess thereof, cash, Common Shares or a combination thereof, at the election of the Operating Partnership.

Prior to the close of business on the business day immediately preceding June 15, 2028, the Notes are exchangeable at the option of holders only upon certain circumstances and during certain periods. On or after June 15, 2028, the Notes will be exchangeable at the option of the holders at any time prior to the close of business on the business day immediately preceding the maturity date.

If a fundamental change (as defined in the indenture that will govern the Notes) occurs, subject to certain conditions and a limited exception, holders of the Notes may require the Operating Partnership to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the indenture that will govern the Notes). In addition, if certain corporate events occur or if the Operating Partnership calls any Notes for redemption, the Operating Partnership may be required, in certain circumstances, to increase the exchange rate for any Notes in connection with any such corporate event or exchange their Notes called for redemption by a specified number of Common Shares.

The Operating Partnership may redeem for cash all or any portion of the Notes, if the Company’s board of trustees (or a committee thereof) determines such redemption is necessary to preserve the Company’s status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. On any business day on or after September 21, 2026 and prior to the 51st scheduled trading day immediately preceding the maturity date, the Operating Partnership may redeem the Notes, at its option, in whole or in part, if the last reported sale price of the Common Shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Operating Partnership provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Operating Partnership and/or the Company intend to use the net proceeds from the Offering for general corporate purposes, including the redemption or repayment of indebtedness (which may include the pay down of borrowings under the Operating Partnership’s Revolving Credit Facility) and the pre-funding of future development investment. Pending such use, the net proceeds may be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States.

The Notes and the related guarantee are being offered and sold only to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act). The Notes, the guarantee, and the Common Shares, if any, deliverable upon exchange of the Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements. The Company has agreed to file a registration statement, or one or more prospectus supplements to an effective shelf registration statement, covering resales of the Common Shares deliverable upon exchange of the Notes with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes in any jurisdiction in which the offer, solicitation or sale of the Notes would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About COPT

COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what the Company believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of June 30, 2023, the Company derived 90% of its core portfolio annualized rental revenue from Defense/IT Locations and 10% from its Regional Office Properties. As of the same date and including 24 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 192 properties encompassed 22.9 million square feet and was 95% leased.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Source: Corporate Office Properties Trust